Exhibit 99.1

News Release

Investor Contact: Jeffrey Geyer, Jeffrey.Geyer@molinahealthcare.com, 305-317-3012

Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Announces the Closing of its Acquisition of ConnectiCare

Long Beach, Calif., Feb. 3, 2025 – Molina Healthcare, Inc. (NYSE: MOH) today announced that its acquisition of ConnectiCare Holding Company, Inc. (“ConnectiCare”) closed effective as of February 1, 2025. At closing, ConnectiCare served approximately 140,000 members across Marketplace, Medicare, and certain commercial products.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. For more information about Molina Healthcare, please visit MolinaHealthcare.com.